Exhibit 99.(10)(a)

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
of Mutual of America Investment Corporation:

We consent to the incorporation by reference, in this registration statement on Form N-1A, of our report dated February 28, 2008, with respect to the statements of assets and liabilities of Mutual of America Investment Corporation (comprised of: Equity Index Fund, All America Fund, Small Cap Value Fund, Small Cap Growth Fund, Mid Cap Value Fund, Mid-Cap Equity Index Fund, International Fund, Composite Fund, Retirement Income Fund, 2010 Retirement Fund, 2015 Retirement Fund, 2020 Retirement Fund, 2025 Retirement Fund, 2030 Retirement Fund, 2035 Retirement Fund, 2040 Retirement Fund, 2045 Retirement Fund, Conservative Allocation Fund, Moderate Allocation Fund, Aggressive Allocation Fund, Money Market Fund, Mid-Term Bond Fund and Bond Fund (collectively, the “Funds”)), including the portfolios of investments in securities for the International Fund, Retirement Income Fund, 2010 Retirement Fund, 2015 Retirement Fund, 2020 Retirement Fund, 2025 Retirement Fund, 2030 Retirement Fund, 2035 Retirement Fund, 2040 Retirement Fund and 2045 Retirement Fund, Conservative Allocation Fund, Moderate Allocation Fund, Aggressive Allocation Fund and Money Market Fund, and the summary portfolios of investments in securities for each of the remaining Funds as of December 31, 2007, and the related statements of operations for the year or period then ended, the statements of changes in net assets for each of the years or period in the two-year period then ended, and the financial highlights for each of the years or period in the five-year period then ended, which report appears in the December 31, 2007 Annual Report of the Funds as filed on Form N-CSR.

We also consent to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

KPMG LLP

New York, NY
April 30, 2008